Global Personal Trading Policy

27 July 2020

Global Personal Trading Policy
27 July 2020

1.	Introduction

As an employee, you must place the interests of our clients first and avoid transactions, activities and relationships that might interfere or appear to interfere with making decisions in the best interests of clients of BlackRock. For example, you may not induce clients to purchase securities that you own to increase the value of that security. In addition, you must consider, when making a personal investment, whether that transaction may also be appropriate for a client.

2.	Scope

This policy governs the personal trading and investments of all employees and CWK (collectively, “employees”) of BlackRock, Inc. and its subsidiaries (“BlackRock”) globally. It should be read in conjunction with BlackRock’s other compliance policies, including its Code of Business Conduct and Ethics, Global Insider Trading Policy and Global Employee Private Investment Policy.

Please refer to the Personal Trading Summary in Annex 2 for a reference guide to this policy. Japan employees should refer to Annex 3 for additional requirements. This policy applies generally to employees and contingent workers1, except for those contingent workers subject to a contractual arrangement with BlackRock that addresses personal trading, insider trading, and/or similar potential conflicts of interest. Any exceptions to this policy must be pre-approved by Legal & Compliance.

3.	Account Disclosure

3.1	Account Disclosure Required:

You must disclose brokerage or other investment accounts, including private investments, trusts or investment clubs in which you have direct or indirect influence or control (such as joint ownership, trading authorization, or the authority to exercise investment discretion) or a direct or indirect beneficial ownership interest by entering them into the Personal Trading Assistant (“PTA”).2

Subject to applicable law, this includes accounts for spouses, domestic partners, dependent children or any other person on behalf of whom you make investment decisions.3 Employees in Canada and Japan should check with their local Legal & Compliance team for how this requirement applies to them.

[1]

For the purposes of this policy, contingent workers are, generally, temporary workers contracted through a third party to perform a short term, defined time period, or specific project assignment. The policy also applies to interns with a tenure of 6 months or more.

[2]

Note that employees who are FINRA registered representatives are also required to notify the broker or financial institution maintaining their account that they are employed with BlackRock. Please see the Broker Dealer Written Supervisory Procedures for additional detail.

[3]

Note that contingent workers are not required to disclose the accounts of spouses or dependent children unless the account is joint or otherwise in the name of the contingent worker as a custodian or trustee.

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3.2	Account Disclosure Not Required:

You do not need to disclose accounts that are restricted to hold and trade only the following types of investments:

•	Open-end Mutual Funds (except for BlackRock Open-end Mutual Funds domiciled in the US, which must be disclosed in PTA), Open-End Investment Companies, Unit Trusts, Unit Investment Trusts, SICAVs;

•

Pension arrangements where you do not have investment discretion and where you are not permitted to invest directly in securities (note that this means that transactions in private self-invested pension plans must be pre-cleared);

•	Direct obligations of national government issuers;

•	Certificates of deposit and commercial paper;

•	Money market funds, cash, or cash equivalents;

•	Donation, reward, and debt based crowdfunding initiatives (however, note that equity and investment-based crowdfunding must be pre-cleared);

•

UK venture capital schemes including - Enterprise Investment scheme including Enterprise Investment Zones and Business Premises renovation allowance, Seed Enterprise Investment schemes, Social Investment Tax Relief and/or Venture Capital Trust;

•	Employee Benefit Trust Accounts in Hong Kong and Singapore;

•	Bank Deposit Accounts;

•	401k plans that can only hold and trade open ended mutual funds and;

3.3	Initial Disclosure Requirements for New Employees

3.3.1

Initial Holdings Certification: Within ten days of joining BlackRock, you must provide your securities and futures holdings information, as well as account information for every account required to be disclosed in accordance with Section 3.1. You are required to complete this certification even if you have no accounts or holdings to report in PTA.

3.3.2	Current Information: The information you provide must be current not older than 45 calendar days, prior to your commencing employment with BlackRock.

4.	Approved Broker Requirements for all Accounts

All employees are required to conduct their personal trading through a broker listed on the Global Approved Broker List (an “Approved Broker”).4 Approved Brokers generally provide an electronic feed of employee personal trading activity directly to BlackRock. Brokers that do not provide electronic feeds may pose a risk to BlackRock and, for this reason, any exception to this

[4]	Note that contingent workers are not required to move their accounts to an Approved Broker.

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requirement to maintain account(s) with a Non Approved Broker must be approved by both a member of the Global Executive Committee and Legal & Compliance.5

4.1     Disclosing your Account Information: Except as noted in Section 3.2, all accounts must be disclosed in PTA.

•

Any employee who maintains an account with a broker that does not submit reportable transactions and holdings information to BlackRock via an electronic feed is required to provide such information to BlackRock as follows:

➢	Trade confirmations must be submitted to BlackRock within five (5) calendar days of trade execution; and

➢	Quarterly statements must be submitted to BlackRock within thirty (30) calendar days of quarter end.

•

It is the employee’s obligation to report the information to BlackRock – in instances where the employee arranges for the broker to submit information directly to BlackRock, the employee remains responsible to confirm that documents are submitted, and that the information provided is accurate.

•

If you transact directly with the issuer in a direct stock purchase plan or Dividend Reinvestment Plan (“DRIP”), you must disclose the account information and the name of the transfer agent or bank that executes such transactions to the extent available.

4.2     BlackRock Open-end Funds Domiciled in the US: Shares of BlackRock Open-end Funds domiciled in the US must be held directly through the Fund, BNY Mellon, Merrill Lynch, Fidelity, Charles Schwab, or UBS. Upon commencing employment, you must transfer any existing holdings of shares or units of BlackRock Funds into an account at one of these named brokers.

5.	Transaction Pre-Clearance Requirement

5.1 You must submit a pre-clearance request in PTA and receive an approval before undertaking any personal investment transactions permitted under this policy, including purchases, sales, stock options exercises, ETFs and gifts.

5.2 Pre-clearance approvals, whether for market orders6 or limit orders7, are valid only on the day the approval is received. Your order must be executed by the time the market on which the security is trading closes.

Note: Employees can seek exemption from the preclearance requirement for trades in a spousal account the employee has over which no investment discretion, by reaching out to the Core Compliance team. However, the account disclosure requirement will remain.

[5]

Note that the Global Approved Broker List includes a limited number of brokers that do not provide electronic feeds, for example, in jurisdictions where electronic feeds generally are not available. Any employee who maintains an account with a broker that does not provide BlackRock with an electronic feed, whether an Approved Broker or not, is responsible for the information delivery requirements in Section 4.1.

[6]	Buy or sell transactions placed at current market price.
[7]	Buy or sell transactions placed at a pre-determined price (detailed within the pre-clearance request).

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6.	Transactions Not Subject to Pre-Clearance

You are not required to obtain pre-clearance approval to transact in the following:

•	Open-end Mutual Funds, including Labour-Sponsored Funds and shares or units of BlackRock Funds; Open-End Investment Companies, Unit Trusts, Unit Investment Trusts, SICAVs;

Note: Taiwan SITE BlackRock funds must be pre-cleared.

•	Purchases of common stock under an Employee Stock Purchase Plan (note, however, that sales must be pre-cleared);

•	Direct obligations of national government issuers;

•	Certificates of deposit and commercial paper;

•	Foreign exchange;

•	529 Plans, Direct Stock Purchase Plans, and any securities purchased pursuant to a dividend reinvestment plan;

•	Securities acquired by an exercise of rights to the holders of a class of securities (note, that sales must be pre-cleared);

•	Stock dividend, stock split, or other similar corporate distribution;

•	Conversion of employee stock options (note, however, that sales must be pre-cleared);

•	Permissible Futures Transactions;

•	Managed Accounts (as defined below): and/or

•	Transfer of securities with no change in ownership i.e. (from one account to another).

•	Securities acquired through Monthly Investment Plan/Systematic Investment Plan (note, that sales must be pre-cleared).

7.	Managed Accounts

7.1     While you are required to disclose discretionary managed accounts, you are not required to obtain pre-clearance approval with respect to transactions in the Managed Account provided you obtain written confirmation from the investment adviser/manager, or trustee managing your account that the account is managed on a discretionary basis and/or that you (or, if applicable, your spouse, domestic partner, or dependent child) do not exercise investment discretion or otherwise have direct or indirect influence or control over investment decisions. The investment manager’s written confirmation must be in a form acceptable to Legal & Compliance.

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Employees may on a periodic basis be asked to supply a quarterly statement for their managed accounts. Where such requests are made employees must provide the statements to the Legal & Compliance within 30 days of the request.

7.2     Investment Restrictions: The following investments are not permitted in Managed Accounts. It is your responsibility to communicate these investment restrictions to the manager, investment adviser, trustee, or other fiduciary managing your account.

•	Investments in BlackRock, Inc. (BLK);

•	BlackRock Closed-end mutual funds domiciled in the US; and

•	BlackRock Open-end mutual funds domiciled in the US (unless held in a managed account at Merrill Lynch, Fidelity, Charles Schwab, UBS, or directly through the transfer agent, BNY Mellon).

•	Initial Public Offerings and Private Placements.

7.3     Permitted Investments: All other securities, including BlackRock iShares ETFs and options, and futures are permitted in Managed Accounts.

8.	Prohibited Investments

You are prohibited from transacting in the following:

•	Initial Public Offerings except for investments in mutual saving bank IPOs by depositors or certain offerings directed or sponsored by BlackRock (as may be permitted by Legal & Compliance);

•	Repurchase Agreements;

•	Spread betting on financial markets and instruments;

•	Contracts For Difference (“CFD”) (only prohibited in EMEA and Japan);

•	Options other than Permissible Options Transactions (as defined in Section 9.1);

•	Futures other than Permissible Futures Transactions (as defined in Section 9.2); and/or

•	Limited offerings[8] (e.g., private offerings) unless permitted by Legal & Compliance in accordance with the Global Employee Private Investment Policy.

9.	Permissible Options and Futures Transactions

9.1     Options: Subject to pre-clearance, you are permitted to engage in the following listed, exchange-traded options transactions:

•	Options on ETFs and Indices;

[8]	Limited offerings are private offerings that are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Section 4(a)(5), Rule 504, Rule 505, or Rule 506.

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•

Covered Calls – Selling call options against existing, long stock positions of companies included in the S&P 200, FTSE 100, S&P/TSX 60, or ASX 100 (and transactions to close out these positions); and/or

•	Protective Puts – Buying a put on existing, long stock positions of companies included in the S&P 200, FTSE 100, S&P/TSX 60, or ASX 100 (and transactions to close out these positions).

9.2     Futures: You are permitted to trade in the following futures:

•	Currency futures;

•	Futures on direct obligations of national government issuers;

•	Physical commodity futures; and/or

•	Futures on Indices.

10.	Blackout Periods – Trading Against Clients

10.1     Specific Knowledge Blackout Period: You may not trade in a security or futures contract at a time when you know of another’s intention to trade that same security or futures contract on behalf of a client.

10.2     Portfolio Employee Blackout Periods:

•

7 Day Blackout Period: Portfolio Employees may not trade in a security or futures contract within 7 calendar days before or after the trade date of a transaction in that security or futures contract with respect to a client/fund account over which the Portfolio Employee’s team has authority.

•

15 Day Blackout Period: Portfolio Employees may not trade in a security or futures contract that the Portfolio Employee is considering, or has considered and rejected for purchase or sale, for a client within the 15 calendar days preceding the proposed trade unless pre-approval is obtained by Legal & Compliance in consultation with the employee’s supervisor.

Portfolio Employee Definition: For purposes of this section, a Portfolio Employee is any employee who has the authority to make investment decisions or direct trades on behalf of a client account/fund or any other employee who provides information or advice to such employee, helps execute such employee’s decisions, or directly supervises such employee, each with respect to a client account/fund.

10.3     Blackout Period Exemptions

Blackout period restrictions do not apply to the following transactions:

•	Transactions not subject to pre-clearance as identified in Section 6; and/or

•	Securities of a company included in the S&P 200, FTSE 100, S&P/TSX 60 or ASX 100.

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11.	Ban on Short-Term Trading Profits

You may not profit from the purchase and sale, or the sale and purchase, of the same security within a 60-calendar day period[1]. The profit is calculated from the price differential between the trades, regardless in which account(s) the transactions took place:

•	If selling, you are considered to profit from the sell if the sell price is higher than the price(s) at which it was bought within the last 60 calendar days;

•	If buying, you are considered to profit from the buy if the purchase price is lower than the price(s) at which it was sold within the last 60 calendar days.

This restriction does not apply to the following transactions at the discretion of Legal & Compliance:

•	Transactions not subject to pre-clearance as identified in Section 6

•	Securities of a company included in the S&P 200, FTSE 100, S&P/TSX 60, or ASX 100;

•	Permissible options on securities of a company included in the S&P 200, FTSE 100, S&P/TSX 60, or ASX 100;

•	ETFs listed on Annex 1;

•	Options on ETFs listed on Annex 1 (excludes Japan employees);

•	Options on Indices consisting of 100 or more components; and/or

•	Transactions in BlackRock, Inc. (BLK) during open window periods and with prior pre- clearance approval. (Note, day trading is not permitted in BLK).

12.	Private Investment Pre-Approval Process

12.1     Private Investment Questionnaire: Private investments (including hedge funds, private equity funds, or private placements of securities) must be pre-approved by Legal & Compliance. To obtain approval, you must complete and submit a Private Investment Questionnaire to the alias on the questionnaire. You may make the private investment only after obtaining prior written approval from Legal & Compliance. Please consult the Global Employee Private Investment Policy for additional details.

13.	Trading in BlackRock, Inc. (BLK)

13.1     Trading Window: You may only transfer, gift, or trade (purchase, sell, or exercise employee stock options) BLK during open trading window periods. You will be notified of these window

[1]	Short Term Trading profit requirement:

The short-term trading profit requirement identifies a profit based on price per share from the purchase and sale, or sale and purchase of the same security traded within 60 calendar days, regardless of which account (s) the security was traded in.

•	The policy does not consider the loss made on the accumulated position, even if the entire position is sold then subsequently, shares are bought back within 60 calendar days.

•	Additionally, commission and other fees are not considered when determining profit/loss.

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periods by an email notification sent by Legal & Compliance to all employees announcing the opening and closing date of the trading window.

13.2     Pre-Clearance of BLK is required: Even during open trading windows, you are required to pre-clear all of your transactions in BLK. This includes purchases, sales, stock option exercises and gifts.

➢

Pre-Clearance and BlackRock’s Employee Stock Purchase Plan (ESPP): You are required to pre-clear sales of BlackRock common stock from BlackRock’s ESPP (purchases in the ESPP do not require pre-clearance).

13.3     Restrictions on Trading in BlackRock, Inc. (BLK): You may not:

➢	Trade in options or warrants on BLK;

➢	Engage in any day trading (buying and selling the same security during one calendar day);

➢	Engage in any short selling of BLK; and/or

➢	Purchase any single-stock futures contracts on BLK.

14.	Insider Trading

You must comply with BlackRock’s Global Insider Trading Policy at all times, including when conducting your personal trading. In addition, you must notify Legal & Compliance immediately if you receive, or expect to receive, material non-public information. Legal & Compliance will determine the restrictions, if any, that will apply to your communications and business activities while in possession of that information.

15.	Personal Trading Violations

Employee personal trading is subject to monitoring by BlackRock. BlackRock will determine on a case by case basis what remedial action should be taken in response to any violation. This may include disgorgement of profits and/or limiting an employee’s personal trading for some period. Violations of this policy, including but not limited to violations relating to trading activity and the obligation to provide information to BlackRock, may result in disciplinary action, up to and including termination.

16.	Annual Certification

You must attest annually that the account information and securities and futures holdings you have reported to BlackRock are accurate and complete.

Policy Owner

For any questions or clarification of the policy, please reach out to Core Compliance Team, Susan Seidel (Policy Owner) or refer to the FAQs by clicking here.

Contact Details

APAC	34-3000	APACPTAHelp@blackrock.com

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EMEA	23-3332	EMEACompliancePersonalTrading@blackrock.com
AMRS	10-3700	PTA-Help@blackrock.com

ANNEX 1: Exchange Traded Funds Exempt from Ban on Short-Term Trading Profits

Trades involving the ETFs listed on Annex 1 are subject to the pre-clearance requirement.

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Ticker	Exempt ETF Name

1329	iShares Nikkei 225

198.SG	iShares MSCI India Index ETF

2801.HK	iShares MCSI China Index ETF

2802.HK	iShares MSCI Emerging Asia Index ETF

2823.HK	iShares FTSE A50 China Index ETF

2836.HK	iShares S&P BSE Sensex India Index ETF

3004	iShares MSCI Asia APEX Small Cap Index ETF

3010	iShares MSCI Asia APEX 50 Index ETF

3032	iShares MSCI Asia APEX Mid Cap Index ETF

3139/83139	iShares RMB Bond Index ETF

AAXJ	iShares MSCI All Country Asia ex Japan Index Fund

ACWI	iShares MSCI ACWI Index Fund

ACWV	iShares MSCI All Country World Mini Vol

ACWX	iShares MSCI ACWI ex U.S.

AGG	iShares Barclays Aggregate Bond Fund

AGZ	iShares Agency Bond ETF

CEU	iShares MSCI EMU UCITS ETF

CIU	iShares Intermediate Credit Bond ETF

CLY	iShares 10+ Year Credit Bond ETF

CMF	iShares California Muni Bond ETF

COMT	iShares Commodities Select Strategy ETF

CRED	iShares Core U.S. Credit Bond ETF

CSJ	iShares 1-3 Year Credit Bond ETF

CSPX	iShares Core S&P 500 UCITS ETF

CSX5	iShares Core EURO STOXX 50 UCITS ETF

DAXEX	iShares Core DAX® UCITS ETF (DE)

DIA	Diamonds Trust, Series I

DSI	iShares MSCI KLD 400 Social ETF

DVY	iShares Select Dividend ETF

EEM	iShares MSCI Emerging Markets Index Fund

EEMV	iShares MSCI Emerging Markets Minimum Volatility ETF

EFA	iShares MSCI EAFE Index Fund

EFAV	iShares MSCI EAFE Minimum Volatility ETF

EFG	iShares MSCI EAFE Growth ETF

EFV	iShares MSCI EAFE Value ETF

EMB	iShares J.P. Morgan USD Emerging Markets Bond ETF

EPP	iShares Pacific ex-Japan Index Fund

EUE	iShares EURO STOXX 50 UCITS ETF (Dist)

EWJ	iShares MSCI Japan ETF

EZU	iShares MSCI Eurozone ETF

FLOT	iShares Floating Rate Bond ETF

FXC	iShares China Large Cap UCITS ETF

GBF	iShares Government/Credit Bond ETF

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Ticker	Exempt ETF Name

GLD	SPDR Gold Trust

GOVT	iShares Core U.S. Treasury Bond ETF

GVI	iShares Intermediate Government/Credit Bond ETF

HYG	iShares iBoxx $ High Yield Corporate Bond ETF

IAU	iShares Gold Trust

IBGX	iShares Euro Government Bond 3-5yr UCITS ETF

IBTM	iShares $ Treasury Bond 7-10yr UCITS ETF

IBTS	iShares $ Treasury Bond 1-3yr UCITS ETF

IEAC	iShares Core Euro Corporate Bond UCITS ETF

IEAG	iShares Euro Aggregate Bond UCITS ETF

IEEM	iShares MSCI Emerging Markets UCITS ETF (Dist)

IEF	iShares Barclays 7-10 Year Treasury Bond Fund

IEFA	iShares Core MSCI EAFE ETF

IEGA	iShares Core Euro Government Bond UCITS ETF

IEI	iShares Barclays 3-7 Year Treasury Bond Fund

IEMB	iShares J.P. Morgan $ Emerging Markets Bond UCITS ETF

IEMG	iShares MSCI Emerging Markets Consumer Growth UCITS ETF

IEML	iShares Emerging Markets Local Government Bond UCITS ETF

IEUR	iShares FTSEurofirst 80 UCITS ETF

IEUX	iShares MSCI Europe ex-UK UCITS ETF

IEV	iShares Europe ETF

IFFF	iShares MSCI AC Far East ex-Japan UCITS ETF

IFGL	iShares International Developed Real Estate ETF

IGE	iShares North American Natural Resources ETF

IGLS	iShares UK Gilts 0-5yr UCITS ETF

IGLT	iShares Core UK Gilts UCITS ETF

IGM	iShares North American Tech ETF

IGOV	iShares International Treasury Bond ETF

IHD.AX	iShares S&P/SSX High Dividend

IHYG	iShares Euro High Yield Corporate Bond UCITS ETF

IJH	iShares S&P MidCap 400 Index Fund

IJJ	iShares S&P Mid-Cap 400 Value ETF

IJK	iShares S&P Mid-Cap 400 Growth ETF

IJPE	iShares MSCI Japan EUR Hedged UCITS ETF

IJPH	iShares MSCI Japan GBP Hedged UCITS ETF

IJR	iShares Core S&P Small-Cap ETF

IJS	iShares S&P Small-Cap 600 Value ETF

IJT	iShares S&P Small-Cap 600 Growth ETF

ILC.AX	iShares S&P/ASX 20

IMEU	iShares MSCI Europe UCITS ETF (Dist)

INNA	iShares MSCI North America UCITS ETF

IOZ.AX	iShares MSCI Australia 200

IPAC	iShares Core MSCI Pacific ETF

ISF	iShares FTSE 100

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Ticker	Exempt ETF Name

ISO	iShares S&P/ASX Small Cap Ordinaries

ISTB	iShares Core 1-5 Year USD Bond ETF

ITOT	iShares Core S&P Total U.S. Stock Market ETF

ITPS	iShares $ TIPS UCITS ETF

IUSA	iShares S&P 500 UCITS ETF (Dist)

IUSB	iShares Global Timber & Forestry UCITS ETF

IUSE	iShares S&P 500 EUR Hedged UCITS ETF

IUSG	iShares Core U.S. Growth ETF

IUSP	iShares US Property Yield UCITS ETF

IUSV	iShares Core U.S. Value ETF

IVE	iShares S&P 500 Value ETF

IVV	iShares S&P 500 Index Fund

IVW	iShares S&P 500 Growth ETF

IWB	iShares Russell 1000 ETF

IWC	iShares Micro-Cap ETF

IWD	iShares Russell 1000 Value ETF

IWDE	iShares MSCI World EUR Hedged UCITS ETF

IWDP	iShares Developed Markets Property Yield UCITS ETF

IWF	iShares Russell 1000 Growth ETF

IWM	iShares Russell 2000 Index Fund

IWN	iShares Russell 2000 Value ETF

IWO	iShares Russell 2000 Growth ETF

IWP	iShares Russell Mid-Cap Growth ETF

IWR	iShares Russell Mid-Cap ETF

IWS	iShares Russell Mid-Cap Value ETF

IWV	iShares Russell 3000 Index Fund

IXUS	iShares Core MSCI Total International Stock ETF

IYC	iShares U.S. Consumer Services ETF

IYE	iShares U.S. Energy ETF

IYF	iShares U.S. Financials ETF

IYH	iShares U.S. Healthcare ETF

IYJ	iShares U.S. Industrials ETF

IYR	iShares Dow Jones U.S. Real Estate Index Fund

IYW	iShares U.S. Technology ETF

IYY	iShares Dow Jones U.S. ETF

JKG	iShares Morningstar Mid-Cap ETF

JKL	iShares Morningstar Small-Cap Value ETF

LEMB	iShares Emerging Markets Local Currency Bond ETF

LQD	iShares iBoxx $ Investment Grade Corporate Bond ETF

LQDE	iShares $ Corporate Bond UCITS ETF

MBB	iShares MBS ETF

MIDD	iShares FTSE 250 UCITS ETF

MUB	iShares National AMT-Free Muni Bond ETF

N6M	iShares J.P. Morgan USD Asia Credit Bond Index ETF

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Ticker	Exempt ETF Name

NEAR	iShares Short Maturity Bond ETF

O9P	iShares Barclays USD Asia High Yield Bond Index ETF

QQQ	NASDAQ-100 Index Tracing Stock

RXI	iShares Global Consumer Discretionary ETF

SCZ	iShares MSCI EAFE Small-Cap ETF

SEMB	iShares J.P. Morgan $ Emerging Markets Bond UCITS ETF

SEML	iShares Emerging Markets Local Government Bond UCITS ETF

SGLN	iShares Physical Gold ETC

SHV	iShares Short Treasury Bond ETF

SHV	iShares Barclays Short Treasury Bond Fund

SHY	iShares Barclays 1-3 Year Treasury Bond Fund

SHYG	iShares 0-5 Year High Yield Corporate Bond ETF

SJPA	iShares Core MSCI Japan IMI UCITS ETF

SLV	iShares Silver Trust

SMEA	iShares MSCI Europe UCITS ETF (Acc)

SPY	SPDR Trust

STIP	iShares 0-5 Year TIPS Bond ETF

STTX	iShares EURO STOXX 50 UCITS ETF (Dist)

SUB	iShares Short-Term National Muni Bond ETF

SWDA	iShares Core MSCI World UCITS ETF

SXXPIEX	iShares STOXX Europe 600 UCITS ETF (DE)

TIP	iShares Barclays TIPS Bond Fund

TLH	iShares 10-20 Year Treasury Bond ETF

TLT	iShares Barclays 10-20 Year Treasury Bond Fund

TOK	iShares MSCI Kokusai ETF

USMV	iShares MSCI USA Minimum Volatility ETF

VLUE	iShares MSCI USA Value Factor ETF

XAW	iShares Core MSCI All Country World ex Canada Index ETF

XEC	iShares Core MSCI Emerging Markets IMI Index ETF

XEF	iShares Core MSCI EAFE IMI Index ETF

XEG	iShares S&P/TSX Capped Energy Index Fund

XEI	iShares Core S&P/TSX Composite High Dividend Index ETF

XFH	iShares Core MSCI EAFE IMI Index ETF (CAD-Hedged)

XFN	iShares S&P/TSX Capped Financials Index Fund

XGD	iShares S&P/TSX Global Gold Index Fund

XIC	iShares Core S&P/TSX Composite Index ETF

XIU	iShares S&P/TSX 60 Index Fund

XLB	iShares Core Canadian Long Term Bond Index ETF

XQB	iShares Core High Quality Canadian Bond Index ETF

XSH	iShares Core Canadian Short Term Corporate + Maple Bond Index ETF

XSP	iShares Core S&P 500 Index Fund (CAD-Hedged)

XSQ	iShares Core Short Term High Quality Canadian Bond Index ETF

XT	iShares Exponential Technologies ETF

XUH	iShares Core S&P U.S. Total Market Index ETF (CAD-Hedged)

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Ticker	Exempt ETF Name

XUS	iShares Core S&P 500 Index ETF

XUU	iShares Core S&P U.S. Total Market Index ETF

Note: Annex 1 is not applicable to BlackRock Japan employees.

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ANNEX 2: Personal Trading Summary

Asset Type	Requires preclearance	Subject to 60 days short term trading profit requirement

Corporate Bonds	✓	✓

Closed Ended Mutual Funds	✓	✓

Certificate of Deposits, Commercial Papers, Foreign Exchange	Exempt from requirements

Contract for Difference – CFD (For EMEA & Japan)	Prohibited Instrument

Contract for Difference – CFD (For locations other than EMEA & Japan)	✓	✓

Corporate Actions (Rights Issue, Bonus Issue, Stock Split, Stock Options subscription – only purchase, subscription through tender offers)	Exempt from requirements

Exchange Traded Funds – ETFs (including options in these) – Listed in annex 1 of the Global Personal Trading policy	✓	Exempt from requirement

Exchange Traded Funds – ETFs (including options in these) – Not listed in annex 1 of the Global Personal Trading policy	✓	✓

Equity (Part of S&P200, FTSE 100, S&P/TSX60 or ASX 100)	✓	Exempt from requirement

Equity (Not part of the indices mentioned above)	✓	✓

Government Bonds (Treasuries, Gilt etc.)	Exempt from requirements

IPOs (other than municipal savings bank IPOs for depositors only)	Prohibited Instrument

Managed account transactions	Exempt from requirements

Municipal Bonds	✓	✓

Non-Permissible futures	Prohibited Instrument

Open Ended Mutual Funds	Exempt from requirements

Options (other than permissible options)	Prohibited Instrument (other than permissible options)

Permissible Options Option in securities part of (S&P200, FTSE 100, S&P/TSX60 or ASX 100)	✓	✓

Permissible Futures	Exempt from requirements

Repurchase agreements	Prohibited Instrument

Spread betting on financial instruments	Prohibited Instrument

BlackRock Inc securities during open trading window	✓	Exempt from requirement

DRIPs and DSPPs	Exempt from requirements

References:

•	✓ - Policy requirement applies
•	Exempt from requirements – Policy requirement does not apply
•	Prohibited Instruments – Employees are not allowed to trade as per policy requirements.

*NOTE:

1)	Please see the Annex 3 for additional requirements relating to Japan.
2)	Taiwan SITE open ended BlackRock mutual funds require preclearance.

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ANNEX 3: Asia Pacific Regional Requirements

Japan

1.

Notwithstanding the requirements in section 1 in the main policy, according to the rules set by those associations of which BlackRock Japan Co., Ltd. (hereinafter, “BlackRock Japan”) is a member, in Japan, this policy applies to all employees and contingent workers of BlackRock Japan (collectively, “BlackRock Japan Employees”) and to any “person who is in the same household with” a BlackRock Japan Employee, including any family member and/or partner who lives with the BlackRock Japan Employee, and any person who is supported financially by the BlackRock Japan Employee, even if not living with together (excluding any person who lives with the BlackRock Japan Employee but is financially independent).

➢	BlackRock Japan Employees must disclose the accounts of a “person who is in the same household with the employee” as defined above on PTA. (Requirement to section 2)

➢

BlackRock Japan Employees must preclear any personal trading of “person who is in the same household with the employee” as defined above on PTA, except for transactions discussed in Section 6. (Requirement to section 5)

➢	Footnote 3 does not apply to BlackRock Japan Employees who are contingent workers. (Requirement to section 3.1)

2.	Notwithstanding the requirements in sections 8, 9, and 11, BlackRock Japan employees are prohibited from:

➢	selling negotiable securities (including securities listed on the S&P200, and other listed indices) within six months of purchase;

➢	transacting in derivatives on negotiable securities, OTC derivatives, and CFDs;

➢	transacting on margin or engaging in short sale transactions of negotiable securities;

➢	exercising options (Requirement to sections 9.1); and

➢	transacting in futures (Requirement to sections 9.2).

3.

In addition to the ban on short-term trading profits in section 11, BlackRock Japan Employees are prohibited from selling negotiable securities within six months of purchase regardless of whether they may profit from the trade. (The restricted period is calculated from the most recent purchase of the security.) (Requirement to Clause 11)

4.

BlackRock Japan Employees have just one exempted transaction: the restriction on short-term trading profits does not apply to the transactions in BlackRock, Inc. (BLK) during open window periods and with prior pre-clearance approval. (Requirement to Clause 11)

5.	BlackRock Japan Employees who are Portfolio Employees as defined below and as discussed in section 10 are filed with the Japan FSA as persons who use investment discretion.

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6.	BlackRock Japan defines Japan Investment Personnel (“JIP”) as the BlackRock Japan Employees in the following groups or departments (Requirement to section 10):

➢	Investment Group, Trading & Liquidity Strategies Department, and other department if deemed necessary by Japan Compliance Head.

7.

BlackRock Japan employees engaged in company research may not transact in securities (including but not limited to rights, corporate bonds, and other instruments that include the possibility of conversion to shares, including shares, subscription rights, and corporate bonds with new-share subscription rights) of companies including competitors for peer comparison and affiliated companies of any research activity (including companies they cover in a foreseeable future). (Requirement to Clause 10)

8.	Securities of companies included in S&P200, FTSE 100, S&P/TSX60 and ASX100 are not exempt from the blackout-period (Requirement to section 10)

Other requirements in Japan

1.

In accordance with the rules of The Investment Trust Association, Japan (“ITA”), BlackRock Japan as a member of association, Personal Trading Control Manager (the Head of BlackRock Japan Compliance is designated as the Personal Trading Control Manager, who may appoint persons to conduct relevant activities including preclearance on his/her behalf).

2.	Any revisions or abolition of this policy will be effective in Japan after obtaining approval from the Risk Control Committee in BlackRock Japan Co., Ltd.

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